Exhibit 5.1
March 24, 2023
Eagle Bulk Shipping Inc.
300 First Stamford Place, 5th Floor
Stamford, Connecticut 06902

Re:	Eagle Bulk Shipping Inc.
Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Eagle Bulk Shipping Inc., a Marshall Islands corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), by (1) the Company of up to $750 million aggregate amount of securities (the “Securities”) consisting of (a) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (b) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), (c) the Company’s senior debt securities in one or more series (the “Senior Debt Securities”) and the Company’s subordinated debt securities in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Company Debt Securities”), (d) guarantees (the “Guarantees”) of Company Debt Securities by one or more of the Company’s subsidiaries (the “Guarantors”) named in the Registration Statement (the Company Debt Securities, together with (if such Company Debt Securities have been guaranteed by Guarantors) the related Guarantees of such Guarantors, the “Debt Securities”), (e) the Company’s warrants (the “Warrants”) to purchase the Company’s equity securities, securities of third parties or certain other rights, or any combination of the foregoing, (f) the Company’s purchase contracts (the “Purchase Contracts”) for the purchase or sale of (i) the Company’s equity securities, securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the foregoing or (ii) currencies, (g) rights (the “Rights”) to purchase the Company’s equity securities, and (h) units (the “Units”), each consisting of one or more Rights, Purchase Contracts, Warrants, Preferred Stock, Common Stock or any combination of such Securities, each on the terms to be determined at the time of each offering, and (2) certain selling shareholders named in the Registration Statement of 3,781,561 shares of Common Stock. This opinion is being furnished at the request of the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
We have examined originals or certified copies of (i) a form of the indenture for the Senior Debt Securities filed as Exhibit 4.11 to the Registration Statement to be entered into among the Company, the Guarantors named therein and a trustee (the “Trustee”), which provides

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that the form and terms (including any Guarantees) of any series of Company Debt Securities to be issued under such Indenture will be established by, or pursuant to, a board resolution and set forth in an officers’ certificate or established in a supplemental indenture with respect to such Indenture, (ii) a form of the indenture (the indentures in (i) and (ii) each, an “Indenture”) for the Subordinated Debt Securities filed as Exhibit 4.12 to the Registration Statement to be entered into among the Company, the Guarantors named therein and the Trustee, which provides that the form and terms (including any Guarantees) of any series of Company Debt Securities to be issued under such Indenture will be established by, or pursuant to, a board resolution and set forth in an officers’ certificate or established in a supplemental indenture with respect to such Indenture and (iii) such corporate records of the Company and the Guarantors and other certificates and documents of officials of the Company and the Guarantors, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed the existence and entity power of each party to any Instrument (defined below) referred to herein. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company and the Guarantors, all of which we assume to be true, correct and complete.
Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:
1.    With respect to Securities constituting Debt Securities (including, if such Debt Securities are guaranteed by Guarantees, such Debt Securities and such Guarantees), when (i) the Company (and, if such Debt Securities are guaranteed by Guarantees, each of the applicable Guarantors) have taken all necessary company action to establish the form and terms of such Debt Securities and to authorize and approve the issuance of such Debt Securities, the terms of the offering thereof and related matters, (ii) the applicable Indenture in substantially the form filed as an exhibit to the Registration Statement and any officers’ certificate or supplemental indenture thereto relating to such Debt Securities have been duly authorized, executed and delivered by the parties thereto (including, if Debt Securities are guaranteed by Guarantees, the applicable Guarantors) with the terms of such Debt Securities (and, if Debt Securities are guaranteed by Guarantees, such Guarantees) having been set forth in such Indenture or such an officers’ certificate or supplemental indenture delivered pursuant thereto, (iii) the Trustee under the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and (iv) such Debt Securities (including, if such Debt Securities are guaranteed by Guarantees, any notations of such Guarantees thereon) have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture and applicable officers’ certificate or supplemental indenture relating to such Debt Securities and any applicable definitive purchase, underwriting or similar agreement, or, if such Debt Securities are issuable upon exchange or conversion of Securities constituting Preferred Stock, the applicable certificate of designations therefor or, if such Debt Securities are issuable upon exercise of Securities constituting Warrants, the applicable warrant agreement (the “Warrant Agreement”) therefor, in each case, against payment (or delivery) of the consideration therefor provided for therein, then

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such Debt Securities (including (a) if Debt Securities are guaranteed by Guarantees, such Debt Securities and such Guarantees, (b) any Debt Securities duly issued upon exchange or conversion of any Securities constituting Preferred Stock that are exchangeable for or convertible into Debt Securities or (c) any Debt Securities duly issued upon exercise of any Securities constituting any Warrants that are exercisable for Debt Securities) will be valid and binding obligations of the Company (and, if such Debt Securities are guaranteed by Guarantees, each of the applicable Guarantors), enforceable against the Company (and, if such Debt Securities are guaranteed by Guarantees, each of the applicable Guarantors) in accordance with their terms.
2.    With respect to Securities constituting Warrants, when (i) the Company has taken all necessary corporate action to authorize and approve the issuance of such Warrants, the terms of the offering thereof and related matters and (ii) such Warrants have been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable Warrant Agreement and such authorization and approval relating to such Warrants and the terms of any applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, then such Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
3.    With respect to Securities constituting Rights, when (i) the Company has taken all necessary corporate action to authorize and approve the issuance of such Rights, the terms of the offering thereof and related matters and (ii) such Rights have been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable rights agreement (the “Rights Agreement”) and such authorization and approval relating to such Rights and the terms of any applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, then such Rights will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
4.    With respect to Securities constituting Purchase Contracts, when (i) the Company has taken all necessary corporate action to authorize and approve the issuance of such Purchase Contracts, the terms of the offering thereof and related matters and (ii) such Purchase Contracts have been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable purchase contract agreement (the “Purchase Contract Agreement”) and such authorization and approval relating to such Purchase Contracts and any applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, then such Purchase Contracts will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
5.    With respect to Securities constituting Units, when (i) the Company has taken all necessary corporate action to authorize and approve the issuance of such Units, the terms of the offering thereof and related matters, (ii) the Company has taken all necessary corporate action to authorize and approve the issuance of each of the Securities comprising a part of such Units, the terms of the offering thereof and related matters, and (ii) such Units have been duly issued and delivered, with certificates representing such Units having been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable unit agreement (the “Unit Agreement” and, together with each Indenture, Warrant Agreement, Rights Agreement and

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Purchase Contract Agreement, each, an “Instrument”) and such authorization and approval related to such Units and any applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, then such Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
The opinions and other matters in this letter are qualified in their entirety and subject to the following:
A.    We have assumed that, in the case of each offering and sale of Securities (including, in the case of any offering or sale of Units, with respect to such Units and each of the Securities comprising part of such Units):
(i)    the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and, if such Securities constitute Debt Securities, the Indenture will have been qualified under the TIA and such effectiveness or qualification shall not have been terminated or rescinded;
(ii)    a Prospectus Supplement will have been prepared and filed with the SEC describing such Securities;
(iii)    such Securities (or any other securities issued that are exercisable for or providing for the purchase of such Securities) will have been issued and sold in compliance with applicable United States federal and state securities Laws (defined below) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement;
(iv)    unless such Securities constitute (a) Debt Securities issuable upon exchange or conversion of Securities constituting Preferred Stock or (b) Debt Securities issuable upon exercise of Securities constituting Warrants, a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Securities by the Company (and, if such Securities constitute Debt Securities guaranteed by Guarantees, each of the applicable Guarantors) will have been duly authorized, executed and delivered by the Company (and, if such Securities constitute Debt Securities guaranteed by Guarantees, each of the applicable Guarantors) and the other parties thereto;
(v)    at the time of the issuance of such Securities, the Company (or, if such Securities constitute Debt Securities guaranteed by Guarantees, each of the applicable Guarantors) (a) will validly exist and be duly qualified and in good standing under the Laws of its jurisdiction of organization and (b) will have the necessary company power and due authorization, and the articles of incorporation and bylaws of the Company (or, if such Securities constitute Debt Securities guaranteed by Guarantees, the organizational

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documents of each of the applicable Guarantors) will be in full force and effect and will not have been amended, restated, supplemented or otherwise altered, and there will have been no authorization of any such amendment, restatement, supplement or other alteration since the date hereof;
(vi)    the terms of such Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, (a) the articles of incorporation and bylaws of the Company (or, if such Securities constitute Debt Securities guaranteed by Guarantees, the organizational documents of each of the applicable Guarantors), (b) any applicable Law or any agreement or instrument binding upon the Company (or, if such Securities constitute Debt Securities guaranteed by Guarantees, each of the applicable Guarantors), (c) any requirement or restriction imposed by any court or governmental or regulatory body, including any securities exchange on which the securities of the Company (or, if such Securities constitute Debt Securities guaranteed by Guarantees, each of the applicable Guarantors) are listed for trading, having jurisdiction over the Company (or, if such Securities constitute Debt Securities guaranteed by Guarantees, each of the applicable Guarantors) and (d)(1) if such Securities constitute Debt Securities exchangeable for or convertible into, or Warrants or Rights exercisable for, or Purchase Contracts for, Preferred Stock, the applicable certificate of designations and the applicable approval and authorization of the Company relating to such Preferred Stock, (2) if such Securities constitute Debt Securities exchangeable for or convertible into, or Warrants exercisable for, Debt Securities, the applicable Indenture and officers’ certificate or supplemental indenture and the applicable approval and authorization of the Company (and, if such Securities constitute Debt Securities guaranteed by Guarantees, each of the applicable Guarantors) relating to such Debt Securities, (3)  if such Securities constitute Warrants, the applicable Warrant Agreement therefor and the applicable approval and authorization of the Company relating to such Warrants, (4) if such Securities constitute Rights, the applicable Rights Agreement therefor and the applicable approval and authorization of the Company relating to such Rights, (5) if such Securities constitute Purchase Contracts, the applicable Purchase Contract Agreement therefor and the applicable approval and authorization of the Company relating to such Purchase Contracts, and (6) if such Securities constitute Units, the applicable Unit Agreement and the applicable approval and authorization of the Company relating to such Units;
(vii)    if (a) such Securities constitute Debt Securities issuable upon exchange or conversion of Securities constituting Preferred Stock, all necessary corporate action to authorize and approve the issuance of such Preferred

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Stock will have been taken, or (b) such Securities constitute Debt Securities issuable upon exercise of Securities constituting Warrants, the actions with respect to such Warrants referred to in paragraph 2 above will have been taken;
(viii)    if (a) such Securities constitute Warrants that are exercisable for Securities constituting Common Stock, Preferred Stock or Debt Securities, the Company (and, if such Securities constitute Debt Securities guaranteed by Guarantees, each of the applicable Guarantors) will have taken all necessary company action to authorize and approve the issuance of such Common Stock, Preferred Stock or Debt Securities upon the exercise of such Warrants, the terms of such exercise and related matters and, in the case of Common Stock or Preferred Stock, to reserve such Common Stock or Preferred Stock for issuance upon such exercise, (b) such Securities constitute Rights that are exercisable for Securities constituting Common Stock or Preferred Stock, the Company will have taken all necessary corporate action to authorize and approve the issuance of such Common Stock or Preferred Stock upon the exercise of such Rights, the terms of such exercise and related matters and to reserve such Common Stock or Preferred Stock for issuance upon such exercise, or (c) such Securities constitute Purchase Contracts providing for the purchase of Securities constituting Common Stock or Preferred Stock, the Company will have taken all necessary corporate action to authorize and approve the issuance of such Common Stock or Preferred Stock upon purchase thereof pursuant to such Purchase Contracts, the terms of such purchase and related matters and to reserve such Common Stock or Preferred Stock for issuance upon such purchase;
(ix)    if such Securities constitute Warrants that are exercisable for, or Purchase Contracts providing for the purchase of, third party securities or other rights, the terms of such securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of (a) the organizational documents of such third party issuer; (b) any applicable Law or any agreement or instrument binding upon such third party issuer; and (c) any requirement or restriction imposed by any court or governmental or regulatory body, including any securities exchange on which the securities of such third party issuer are listed for trading, having jurisdiction over such third party issuer;
(x)    if such Securities constitute Debt Securities, the officers’ certificate setting forth, or supplemental indenture establishing, any terms of such Debt Securities different from those in the related Indenture shall not include any provision that is unenforceable against the Company;

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(xi)    if such Securities constitute Debt Securities guaranteed by Guarantees, the officers’ certificate setting forth, or supplemental indenture establishing, any terms of such Guarantees different from those in the related Indenture shall not include any provision that is unenforceable against the applicable Guarantors;
(xii)    if such Securities constitute Warrants, the Warrant Agreement related to such Warrants and not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and a bank or trust company, as warrant agent, to be selected by the Company;
(xiii)    if such Securities constitute Rights, the Rights Agreement related to such Rights and not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and a bank or trust company, as rights agent, to be selected by the Company;
(xiv)    if such Securities constitute Purchase Contracts, the Purchase Contract Agreement related to such Purchase Contracts and not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and any other party thereto;
(xv)    if such Securities constitute Units, the Unit Agreement relating to such Units and not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and any other party thereto; and
(xvi)    if such Securities constitute Debt Securities, Warrants, Rights, Purchase Contracts or Units, the applicable Instrument and, if such Securities constitute Warrants exercisable for Debt Securities, the Indenture related to such Debt Securities will constitute the legal, valid and binding obligation of each party thereto other than the Company or each of the applicable Guarantors party thereto, enforceable against each such party in accordance with its terms.
B.    We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of (i) the federal Laws of the United States and (ii) the Laws of the State of New York.
C.    The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation,

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concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.